UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

DIGITAL LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21669	95-4313013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive

Clearwater, Florida 33760

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (727) 442-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 11, 2005, Digital Lightwave, Inc. (the “Company”) borrowed $700,000 from Optel Capital, LLC (“Optel”). Optel is controlled by the Company’s largest stockholder and current Chairman of the Board, Dr. Bryan Zwan.

The loan is evidenced by a secured promissory note, bears interest at 10.0% per annum, and is secured by a security interest in substantially all of the Company’s assets. Principal and any accrued but unpaid interest under the secured promissory note is due and payable upon demand by Optel at any time after May 31, 2005; provided, however, that the entire unpaid principal amount of the loan, together with accrued but unpaid interest, shall become immediately due and payable upon demand by Optel at any time on or following the occurrence of any of the following events: (a) the sale of all or substantially all of the Company’s assets or, subject to certain exceptions, any merger or consolidation of the Company with or into another corporation; (b) the inability of the Company to pay its debts as they become due; (c) the dissolution, termination of existence, or appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Company under any reorganization, bankruptcy, arrangement, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; (d) the execution by the Company of a general assignment for the benefit of creditors; (e) the commencement of any proceeding against the Company under any reorganization, bankruptcy, arrangement, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within ninety (90) days after the date commenced; or (f) the appointment of a receiver or trustee to take possession of the property or assets of the Company.

The secured promissory note is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such document. On March 14, 2005, the Company issued a press release announcing the borrowing transaction described above. A copy of that press release is attached to this Form 8-K as Exhibit 99.1

ITEM 7.01 REGULATION FD DISCLOSURE

On March 14, 2005, the Company issued a press release announcing that on March 11, 2005, Optel Capital, LLC (“Optel”) converted $1.0 million of that certain Secured Convertible Promissory Note issued by the Company to Optel on September 16, 2004, in the original amount of $27.0 million, into 981,258 shares of Common Stock of the Company. As of March 11, 2005, the Company has 35,176,483 shares outstanding. On February 28, 2005, the outstanding principal and accrued but unpaid interest on the Secured Convertible Promissory Note approximated $30.1 million. A copy of that press release is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1	Secured Promissory Note issued by Digital Lightwave, Inc. to Optel Capital, LLC on March 11, 2005.

99.1	Press Release dated March 14, 2005, announcing certain financing transactions between Optel Capital, LLC and Digital Lightwave, Inc. that were completed March 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date: March 14, 2005	By:	/s/ ROBERT F. HUSSEY
Robert F. Hussey
Interim President and
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Secured Promissory Note issued by Digital Lightwave, Inc. to Optel Capital, LLC on March 11, 2005.

99.1	Press Release dated March 14, 2005, announcing certain financing transactions between Optel Capital, LLC and Digital Lightwave, Inc. that were completed March 11, 2005.